Exhibit 4.2

EXECUTION COPY

SUPPLEMENTAL INDENTURE NO. 1 TO SERIES 2007-3 INDENTURE SUPPLEMENT

THIS SUPPLEMENTAL INDENTURE NO. 1 TO SERIES 2007-3 INDENTURE SUPPLEMENT, dated as of September 10, 2009 (this “Amendment”), is between GE Capital Credit Card Master Note Trust, a Delaware statutory trust, as issuer (the “Issuer”) and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Indenture Trustee”).

BACKGROUND

WHEREAS, the Issuer and the Indenture Trustee are parties to a Master Indenture, dated as of September 25, 2003, as (i) amended by the Omnibus Amendment No. 1 to Securitization Documents, dated as of February 9, 2004, among RFS Holding, L.L.C., RFS Funding Trust, the Issuer, Deutsche Bank Trust Company Delaware, as trustee of RFS Funding Trust, RFS Holding, Inc. and the Indenture Trustee, the Second Amendment to Master Indenture, dated as of June 17, 2004, between the Issuer and the Indenture Trustee, the Third Amendment to Master Indenture, dated as of August 31, 2006, between the Issuer and the Indenture Trustee, the Fourth Amendment to Master Indenture, dated as of June 28, 2007, between the Issuer and the Indenture Trustee, the Fifth Amendment to Master Indenture, dated as of May 22, 2008, between the Issuer and the Indenture Trustee and the Sixth Amendment to Master Indenture, dated as of August 7, 2009, between the Issuer and the Indenture Trustee and (ii) supplemented by the Series 2007-3 Indenture Supplement, dated as of June 28, 2007, between the Issuer and the Indenture Trustee (“the Series 2007-3 Indenture Supplement”), as amended, the (“Master Indenture”).

WHEREAS, the parties hereto desire to amend the Series 2007-3 Indenture Supplement as set forth herein; and

WHEREAS, this Amendment is being entered into pursuant to Section 9.1(b) of the Master Indenture, and all conditions precedent to the execution of this Amendment, as set forth in such Section 9.1(b), have been satisfied.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.        Definitions.  Capitalized terms defined in the Master Indenture and used but not otherwise defined herein have the meanings given to them in the Master Indenture.

SECTION 2.        Amendments to Series 2007-3 Indenture Supplement.

(a)           The definition of “Collateral Amount” in Section 1.1 of the Series 2007-3 Indenture Supplement is amended in its entirety to read as follows:

“Collateral Amount” means, as of any date of determination, an amount equal to the excess of (a) the Initial Collateral Amount, over (b)

the sum of (i) the amount of principal previously paid to the Series 2007-3 Noteholders (other than any principal payments made from funds on deposit in the Spread Account), (ii) the aggregate of all reductions in the Collateral Amount pursuant to the last sentence of Section 4.4(c)(iii), (iii) the Principal Accumulation Account Balance, and (iv) the excess, if any, of the aggregate amount of Investor Charge-Offs and Reallocated Principal Collections over the reimbursements of such amounts pursuant to Section 4.4(a)(vii) prior to such date.

(b)           The reference to “$1,500,000,000” in the definition of “Initial Collateral Amount” in Section 1.1 of the Series 2007-3 Indenture Supplement is hereby replaced with “$1,625,000,000”.

(c)           The reference to “$45,000,000” in the definition of “Initial Excess Collateral Amount” in Section 1.1 of the Series 2007-3 Indenture Supplement is hereby replaced with “$170,000,000”.

(d)           The reference to “3.00%” in the first sentence of the definition of “Required Excess Collateral Amount” in Section 1.1 of the Series 2007-3 Indenture Supplement is hereby replaced with “10.46%”.

(e)           The definition of “Monthly Principal Reallocation Amount” in Section 1.1 of the Series 2007-3 Indenture Supplement is amended as follows:

(i)            The reference to “$281,250,000” in clause (a) is hereby replaced with “$406,250,000”.

(ii)           The reference to “$142,500,000” in clause (b) is hereby replaced with “$267,500,000”.

(iii)          The reference to “$45,000,000” in clause (c) is hereby replaced with “$170,000,000”.

(f)            The definition of “Surplus Collateral Amount” in Section 1.1 of the Series 2007-3 Indenture Supplement is amended in its entirety to read as follows:

“Surplus Collateral Amount” means, with respect to any Payment Date, the excess, if any, of the Excess Collateral Amount over the Required Excess Collateral Amount, in each case calculated after giving effect to any deposits into the Principal Accumulation Account and payments of principal on such Payment Date, but before giving effect to any reduction in the Collateral Amount on such Payment Date pursuant to Section 4.4(c)(iii).

(g)           The parties hereto agree that the numerator determined pursuant to clause (a)(i) of the definition of “Allocation Percentage” in Section 1.1 of the Series 2007-3 Indenture Supplement only for the Monthly Period beginning on September 22, 2009 shall be the Collateral Amount calculated as of the end of the day on September 22, 2009.

SECTION 3.        Binding Effect; Ratification.

(a)           This Amendment shall become effective as of September 22, 2009; provided that on or prior to such date counterparts hereof shall have been executed and delivered by the parties hereto, and thereafter shall be binding on the parties hereto and their respective successors and assigns.

(b)           The Series 2007-3 Indenture Supplement, as supplemented hereby, remains in full force and effect.  Any reference to the Series 2007-3 Indenture Supplement from and after the date hereof shall be deemed to refer to the Series 2007-3 Indenture Supplement as supplemented hereby, unless otherwise expressly stated.

(c)           Except as expressly supplemented hereby, the Series 2007-3 Indenture Supplement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 4.        No Recourse.  It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by BNY Mellon Trust of Delaware, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by BNY Mellon Trust of Delaware but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on BNY Mellon Trust of Delaware, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall BNY Mellon Trust of Delaware be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.

SECTION 5.        Miscellaneous.

(a)           THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARDING TO THE CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b)           Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.

(c)           This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.  Executed counterparts may be delivered electronically.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

GE CAPITAL CREDIT CARD MASTER NOTE TRUST, as Issuer

By:	BNY MELLON TRUST OF DELAWARE, not in its individual capacity, but solely on behalf of the Issuer

By:	/s/ Kristine K. Gullo
Name: Kristine K. Gullo
Title: Vice President

First Amendment to Series 2007-3
Indenture Supplement

S-1

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity, but solely as the Indenture Trustee

By:	/s/ Jenna Kaufman
Name: Jenna Kaufman
Title: Director

By:	/s/ Louis Bodi
Name: Louis Bodi
Title: Vice President

First Amendment to Series 2007-3
Indenture Supplement

S-2